UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported): November 22, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	001-37613 (Commission File Number)	98-0513637 (IRS Employer Identification No.)

400 Poydras Street, Suite 2100, New Orleans, LA 70130
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on September 29, 2017, COPsync, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Louisiana.  The Chapter 11 case is captioned In re COPsync, Inc., Case No. 17-12625.

On November 22, 2017, the Bankruptcy Court entered an order (the “Sale Order”) authorizing and approving the sale of the assets of the Company, with certain exceptions, to Kologic Capital, LLC pursuant to Section 363 of the Bankruptcy Code and authorizing the Company to execute an Asset Purchase Agreement governing the terms and conditions of the sale.  A copy of the Sale Order (without exhibits) is filed as Exhibit 99.1 under Item 9.01 of this report, and is incorporated herein by reference.

On November 22, 2017, the Company closed the sale in accordance with the Sale Order and pursuant to the Asset Purchase Agreement.  A copy of the Asset Purchase Agreement, dated as of September 29, 2017, and executed on November 22, 2017, is filed as Exhibit 99.2 under Item 9.01 of this report, and is incorporated herein by reference.  Exhibit C (Seller’s Contracts) to the Asset Purchase Agreement has been sealed by the Bankruptcy Court and is excluded from Exhibit 99.2.

Except for the assets expressly excluded from the sale, as described below, in the transaction the Company sold all of its assets to the purchaser, including but not limited to:

•	All cash and cash equivalents, securities, investments, deposits and funds held in escrow, including lease deposits.
•	All of the furniture, fixtures, equipment and other tangible personal property of the Company used in the business and situated in the Company's office locations.
•	All of the Company's right, title and interest in and to the Company's contracts.
•	All of the Company's right, title and interest in and to those patents registered in the name of the Company used in the operation of the business.
•	All of the Company's patents, trademarks and other intellectual property and all accessions, additions, replacements, and substitutions thereto.
•	All of the Company's intangible rights and property of the Company used in the operation of the business and the good-will and going concern of the Company in relation to the business.
•	All books and records of the Company used in the operation of the business.
•	All claims of the Company against third persons, other than tort claims and claims under Chapter 5 of the Bankruptcy Code.
•	All accounts receivable of the Company for services rendered prior to the closing.
•	Capital stock of or owned by the Company.
•	All rights under contracts of the Company.

The excluded assets retained by the Company following the transaction comprise:

•	All claims of the Company for refunds of taxes and tax credits and other governmental charges of whatever nature related to any period prior to the closing.
•	Tort and Chapter 5 claims.
•	All bank, brokerage and similar accounts and all lockboxes in the name of the Company.
•	The minute books, stock records and corporate seal of the Company.
•	All insurance benefits relating to any period prior to the Closing, including rights and proceeds arising from or relating to the assets.
•	Brandon-CoPsync, LLC receivable.
•	Vehicles and other rolling stock.
•	All privileged communications.
•	All rights related to the Company's relationships with counsel.

The Company’s books and records deemed necessary for the ongoing administration of the Bankruptcy Case are retained by the Company and will be transferred to purchaser following the completion of the Company's administration of the Bankruptcy Case.

The consideration received or to be received by the Company in the transaction consists of (1) credit for satisfaction of indebtedness of $1,000,000 previously acquired by purchaser from another of the Company’s creditors, (2) cash of $600,000 payable within 60 days of the closing, (3) assumption of $300,000 of the Company’s debtor in possession indebtedness, and (4) an equity component in purchaser’s parent company assigned a minimum value of $500,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Order as entered by the Bankruptcy Court on November 22, 2017.
99.2	Asset Purchase Agreement dated as of September 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2017	COPsync, Inc. By: /s/ Clint Mock Name: Clint Mock Title: Chief Financial Officer